Exhibit 10.9

October 24, 2006

Mr. Jeffrey R. Hultman, Chief Executive Officer	(Sent via Electronic Mail)
Mr. Christopher G. Pizzo, Chief Financial Officer
Network Installation Corp.
5625 S. Arville, Suite E
Las Vegas, Nevada 89118
Gentlemen,
Thank you for the opportunity to work with you and your company, Network Installation Corp.
This letter agreement (the “Agreement”) confirms that Network Installation Corp. (“Client”) has engaged Ascendiant Securities, LLC (“Ascendiant”) to act on a best efforts basis as financial advisor and non-exclusive placement agent for the Client in connection with the structuring, issuance, and sale (the “Transaction(s)”) of debt and/or equity securities (the “Securities”) to Investors (as defined in Section 9 below). Ascendiant Securities, LLC is an investment banking firm registered as a broker-dealer with the U.S. Securities and Exchange Commission (SEC), and member of the NASD and SIPC.
Accordingly, we mutually agree as follows:
1.	Transactions. Ascendiant anticipates one or more Transactions, involving the sale of the Client’s Securities to institutional and/or accredited Investors (as defined in Section 9 below). The actual terms and structure of each Transaction will depend on market conditions and will be subject to negotiation between the Client and Ascendiant and prospective Investors.

2.	Engagement. In connection herewith, Ascendiant shall provide the following financial advisory and placement agent services on a best efforts basis to the Client:
a.	advise the Client with respect to the form and structure of each Transaction;

b.	assist the Client in developing any necessary materials;

c.	identify and make contact with prospective Investors;

d.	assist the Client in conducting presentations and due diligence meetings with prospective Investors;

ASCENDIANT INITIALS /s/BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

e.	provide such other financial advisory and investment banking services as are reasonably necessary to consummate each Transaction; and

f.	provide weekly status reports in writing that will include Investors contacted and status of discussions with each Investor.
Ascendiant shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of Ascendiant provided for herein which requires Client to provide certain information to assist Ascendiant in completion of the work shall be excused (without effect upon any obligation of Client) until such time as Client has fully provided all information and cooperation necessary for Ascendiant to complete the work. The services of Ascendiant shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant.

It is expressly understood and agreed that Ascendiant shall have no power to bind Client to any Transaction or contract obligation. Client shall have the right to refuse any Transaction proposal presented to it without incurring any obligations to Ascendiant. However, if and when a term sheet is signed by the Client with an Investor, as defined in Section 9 below, this Agreement shall become exclusive and in effect, and any and all financing from any investors that is accepted by Client during the sixty (60) day period following the signing of the term sheet, whether or not that occurs during the term of this Agreement, shall trigger the Success Fee and Warrants as described in Sections 3 and 4. However, in the event the Client signs a term sheet from an Investor that is not an Investor as defined in Section 9 below, on terms more favorable to the Client than the terms offered by the Investor as defined in Section 9 below, then this Agreement shall remain non-exclusive and the Success Fee and Warrants as described in Sections 3 and 4 will not apply.

It is understood and agreed that the execution of this Agreement shall not be deemed or construed as obligating Ascendiant to purchase any of the Securities and there is no obligation on the part of Ascendiant to place the Securities. Although Ascendiant cannot guarantee results on behalf of the Client, it shall use its best efforts to provide the services listed above.

3.	Success Fee. Client agrees that should Client accept and complete any Transaction(s), which includes without limitation proceeds from any common stock offerings, convertible debt or equity securities, additional investment rights, or block trade transactions, or exercise of associated warrants or options (“Securities”) from any Investors (as listed on Exhibit B) during the term of this Agreement, which is defined in Section 6 below, or if Client should for a period of thirty-six (36) months following the termination of this Agreement (including extensions) accept financing from Investors listed on Exhibit B who have invested in a Transaction(s) with Client, there shall become due and payable via wire transfer to Ascendiant immediately upon consummation of each Transaction, a cash fee equal to seven percent (7%) of the gross proceeds from the sale of Securities. If Client should for a period of twelve (12) months following the termination of this Agreement (including extensions) accept financing from an Investor listed on Exhibit B who did not invest in a Transaction(s) with Client during the Term of this agreement and any extensions thereof, there shall become due and payable via wire transfer to Ascendiant immediately upon consummation of each Transaction, a cash fee equal to seven percent (7%) of the gross proceeds from the sale of Securities. Should Ascendiant not be paid within five (5) business days after the

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

completion of a Transaction, a service charge shall accrue from the date of the Transaction at the rate of 1.5% per month.

4.	Warrants. Client agrees that should Client accept and complete any Transaction(s) which includes proceeds from any common stock offerings and/or convertible debt or equity securities, or completion of any Transaction(s) as provided in Section 3 above, from any Investors listed on Exhibit B during the term of this Agreement, which is defined in Section 6 below, or if Client should for a period of thirty-six (36) months following the termination of this Agreement (including extensions) accept financing from any Investors listed on Exhibit B who have invested in a Transaction(s) with Client, or for a period of twelve (12) months following the termination of this Agreement (including extensions) accept financing from any Investor listed on Exhibit B who has not invested in a Transaction(s) with Client, there shall become due and payable to Ascendiant warrants for the purchase of an amount equal to seven percent (7%) of the common stock issuable in connection with the Transaction(s). The warrants shall be exercisable into common stock, and will have a term consistent with the warrants issued to the Investors. The warrants shall contain piggyback registration rights and a net exercise provision. If no warrants are issued to the Investors, no warrants will be due and payable to Ascendiant.
5.	Expenses. If the Client requests that Ascendiant travel outside of Southern California to perform the services described herein, whether or not a Transaction is consummated, Client shall reimburse Ascendiant for travel-related expenses and payment shall be made within seven (7) days of invoice. The Client agrees that it will engage its legal counsel at its own expense to assist in the preparation of any legal documents or definitive agreements deemed necessary to facilitate the Transaction(s) contemplated herein.
6.	Term. The term of this Agreement shall be six (6) months from the date of Client’s execution of this Agreement. Additional extensions may be negotiated as necessary at the mutual written consent of the Client and Ascendiant. Should Ascendiant successfully complete a Transaction generating gross proceeds to Client of $2,000,000 or more, Client agrees to extend this Agreement for twelve (12) months from the date of the Transaction, with Ascendiant serving as Client’s exclusive placement agent with respect to institutional equity funds managed by groups domiciled in the United States. Upon the completion of the Transaction referenced herein generating gross proceeds to Client of $2,000,000 or more, Client shall, within three business days of the Transaction, issue to Ascendiant two hundred and fifty thousand (250,000) shares of Client’s restricted common stock for advisory services to be provided during the extension period. Said shares shall be included in the registration statement to be filed in connection with the Transaction referenced herein.
7.	Representations, Warranties, and Indemnification. Each of Ascendiant and Client represents and warrants to each other that this Agreement has been duly authorized, executed and delivered by it; and, assuming the due execution by the other party, constitutes a legal, valid and binding agreement of it, enforceable against it in accordance with its terms. Each of Ascendiant and Client agrees to comply with all applicable securities laws, and the Client will disclose to Ascendiant all information necessary for Ascendiant to act upon Client’s request and to notify Ascendiant promptly of any material changes to such information. Client hereby represents that it shall notify Ascendiant within three (3) business days of the completion of any Securities Transaction(s) occurring during the term of this Agreement and/or involving Investors introduced by Ascendiant. Additionally, each of the Client and Ascendiant agrees to indemnify the other and

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

the other’s affiliates in accordance with the terms and conditions contained in Exhibit A to this Agreement.
8.	Confidentiality. Ascendiant and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Ascendiant and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Ascendiant and Client respectively, to abide by the confidentiality provisions contemplated by this Agreement in perpetuity. Ascendiant will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another’s benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Ascendiant during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Ascendiant or its representatives. Notwithstanding the foregoing, Client hereby authorizes Ascendiant to transmit to prospective Investors, information and materials provided by Client and/or developed by Ascendiant on behalf of Client upon approval by Client of such materials. Additionally, at any time after the consummation or other public announcement of the Transaction, Ascendiant may, at its own expense, place an announcement in such newspapers and publications as it may choose, stating that Ascendiant has acted as financial advisor and placement agent to the Client in connection with the Transaction, and may use, from time to time, the Client’s name and logo and a brief description of the Transaction in publications and/ormarketing materials prepared and/or distributed by Ascendiant.
9.	Non-Circumvention. In and for valuable consideration, Client hereby agrees that Ascendiant may introduce (whether by written, oral, data, or other form of communication) Client to one or more Investors, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an “Investor” or “Investors”). If applicable, Investors shall meet the definition of “Accredited Investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and be interested and able to enter into a Transaction(s). Investors shall be agreed to by Client in writing and listed on Exhibit B. Client further acknowledges and agrees that the identity of the subject Investors, and all other information concerning Investors (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of Ascendiant, and shall be treated as confidential and proprietary information by Client, its affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. Client shall not use such information, except in the context of any arrangement with Ascendiant in which Ascendiant is directly and actively involved, and never without Ascendiant’s prior written approval. Client further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity), any Transaction, business relationship, meeting, phone call, or other correspondence with such Investors, either directly or indirectly, or accept any Transaction, compensation or advantage in relation to such Investors, except as directly though Ascendiant, without the prior written approval of Ascendiant. Ascendiant is relying on Client’s assent to these terms and their intent to be bound by the terms by evidence of their signature. Without Client’s signed assent to these terms, Ascendiant would not introduce any Investors or disclose any confidential information to Client as herein described. Ascendiant acknowledges that Client has retained the non-exclusive services of Stephen Moore, who is a

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

licensed broker dealer, and Client has agreed to pay Mr. Moore commissions on the aggregate number of Units Mr. Moore sells in accordance with the agreement with Mr. Moore. Mr. Moore has sold the number of units to the respective investors as listed on Exhibit C. Ascendiant also acknowledges that Client had previously engaged Vested Capital, Inc. (“Vested”) to provide financial advisory services and that Vested would receive a fee based on amounts invested by certain Prospective Financing Participants that Vested introduced to Client, in accordance with the agreement with Vested. The Prospective Financing Participants are listed on Exhibit D.

10.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and to be wholly performed therein without regard to its conflict of law doctrine. The Client and Ascendiant hereby agree that any dispute concerning this Agreement shall be resolved through binding arbitration before the NASD in Los Angeles County pursuant to its arbitration rules, or, at the sole discretion of Ascendiant, through state or federal court of competent jurisdiction. The prevailing party shall be entitled, in addition to such other relief that may be granted, to a reasonable sum of attorney’s fees and any other costs and expenses relating thereto.

11.	Entire Agreement. This Agreement represents the entire agreement by and between the Client and Ascendiant and supersedes any and all other agreements, either oral or written, with respect to the Agreement. Each party to this Agreement acknowledges that no representation, inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. The Client and Ascendiant hereby agree that the opening and closing statements of this Agreement are incorporated herein by this reference and made a material part of this Agreement. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any modification of this Agreement will be effective only if it is in writing and signed by the Client and Ascendiant.

12.	Survival of Certain Provisions. Sections 3, 4, 5, 6, 7, 8, 9, 10, 12 and Exhibits A, B, C, and D of this Agreement shall survive this Agreement, and remain operative and in full force and effect, regardless of, (i) the completion of any Transaction, (ii) the resignation of Ascendiant or any termination of Ascendiant’s services, or (iii) any amendment, expiration or termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Client, Ascendiant, and the Indemnified Persons.
Please initial each page, sign below, and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement by and between Network Installation Corp. and Ascendiant Securities, LLC as of the date first above written. We appreciate the opportunity to be of service and look forward to a cooperative working relationship with you and your staff.

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

Sincerely,		Accepted and Agreed:

Ascendiant Securities, LLC		Network Installation Corp.

/s/ Bradley J. Wilhite		/s/ Christopher Pizzo

By:	Bradley J. Wilhite	By:	Christopher Pizzo
Its:	Managing Director	Its:	CFO
Date:	10/24/06	Date:	10/24/06

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

EXHIBIT A
This Exhibit A is a part of and is incorporated into that certain letter agreement between Network Installation Corp (the “Client”) and Ascendiant Securities, LLC (“Ascendiant”). The letter agreement and this Exhibit A are referred to herein as the “Agreement”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the letter agreement.
Each of the Client and Ascendiant (each an “Indemnifying Party”) agrees to indemnify and hold harmless the other, any affiliates and the respective officers, directors, partners, employees, representatives and agents and any other persons controlling the other or any affiliates within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 (each such person or entity being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against, and the Indemnified Persons shall have no liability to the Indemnifying Party or its owners, affiliates, controlling persons, security holders or creditors for, all claims, liabilities, losses, damages and expenses, including without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing, or defending any such claim or action, including fees and expenses of counsel to, and the per diem costs and expenses of personnel of, the Indemnified Person (collectively, “Losses”), whether or not arising out of pending or threatened litigation, governmental investigation, arbitration or other alternative dispute resolution, or other action or proceeding (individually a “Proceeding” and collectively “Proceedings”), directly or indirectly related to or arising out of, or in connection with (i) actions taken or omitted to be taken by the Indemnifying Party, its affiliates, employees, directors, officers, partners, representatives or agents in connection with any Transaction(s) or activities contemplated by this Agreement; (ii) actions taken or omitted to be taken by any Indemnified Person pursuant to the terms of, or in connection with services rendered pursuant to, this Agreement, provided that in the case of this subsection (ii) the Indemnifying Party shall not be responsible for any Losses arising out of or based upon the willful misconduct or negligence (as determined by the judgment of a court of competent jurisdiction, no longer subject to appeal or further review) of or by such Indemnified Person; and (iii) any untrue statement or alleged untrue statement of material fact contained in any Information approved by the Client or any omission or alleged omission to state a material fact necessary to make the statements therein not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such Information). If the indemnification provided for under this Agreement is unavailable to an Indemnified Person in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Client on the one hand and the Indemnified Person on the other, as well as any other relevant equitable considerations. If any Proceeding is commenced as to which an Indemnified Person demands indemnification, the Indemnified Person shall have the right to retain counsel of its own choice to represent it, the Indemnifying Party shall pay the reasonable fees and expenses of such counsel, and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party , provided, that in no event shall the Indemnifying Party be required to pay fees and expenses under this indemnity for more than one firm of attorneys for the Indemnified Person in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party shall be liable as provided herein for any settlement of any claim against Ascendiant or any Indemnified Person made with the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld. The Indemnifying Party agrees that it will not, without the prior written consent of Ascendiant, settle or compromise or consent to the entry of any judgment in any Proceeding (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of Ascendiant and each other Indemnified Person from all liability arising or that may arise out of such Proceeding. The indemnity and contribution obligations of the Indemnifying Party set forth herein shall be in addition to any liability or obligation the Indemnifying Party may have to any Indemnified Person at common law or otherwise. The Indemnifying Party hereby consents to personal jurisdiction, service and venue in any court in which any claim, which is subject to this Agreement, is brought against Ascendiant or any other Indemnified Person.

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

EXHIBIT B
*

*   Confidential information has been omitted and filed separately with the Securities and Exchange Commission

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

EXHIBIT C
*

*   Confidential information has been omitted and filed separately with the Securities and Exchange Commission

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC

EXHIBIT D
*

*   Confidential information has been omitted and filed separately with the Securities and Exchange Commission

ASCENDIANT INITIALS /s/ BW	CLIENT INITIALS /s/ CP

ASCENDIANT SECURITIES, LLC
18881 Von Karman Avenue, Suite 1600, Irvine, California 92612
Tel: (949) 259-4900 | Fax: (949)756-1090 | www.ascendiant.com
Member NASD/SIPC